QCR Holdings, Inc.
Announces Earnings Results For the First Quarter of 2007

MOLINE, Ill., April 19 /PRNewswire-FirstCall/ -- QCR Holdings, Inc.(Nasdaq: QCRH) today announced that earnings for the first quarter ended March 31, 2007 were $1.3 million, or basic and diluted earnings per share of $0.22. For the same quarter one year ago, the Company reported earnings of $833 thousand, or basic and diluted earnings per share of $0.18. Earnings for the fourth quarter of 2006 were $246 thousand, or basic and diluted earnings per share of $0.02.

During the first quarter of 2007, the Company's total assets increased at an annualized rate of 10%, or $32.1 million, to $1.30 billion from $1.27 billion at December 31, 2006. During this same period, net loans/leases increased at an annualized rate of 12%, or $29.7 million, to $979.8 million from $950.1 million at December 31, 2006. Total deposits increased at an annualized rate of 1% to $877.8 million at March 31, 2007 when compared to $875.4 million at December 31, 2006. Stockholders' equity increased to $72.4 million at March 31, 2006 as compared to $70.9 million at December 31, 2006.

The Company's net income for the first quarter of 2007 was $1.3 million, which was an increase in excess of $1.0 million from the previous quarter. The prior quarter's net income was significantly impacted by a large charge- off associated with a single commercial credit in the Milwaukee market, which increased the Company's provision expense by $992 thousand and reduced fourth quarter 2006 net income by $649 thousand. Quarter-to-quarter total revenue increased by $883 thousand, or 4%, while total expense decreased by $726 thousand, or 3%. In a further comparison of the first quarter of 2007 to the fourth quarter of 2006, an increase in net interest income of $492 thousand, or 6%, was enhanced by a significant decrease in the provision for loan/lease losses of $1.3 million. In the first quarter of 2007, the Company experienced increases over the previous quarter in total non-interest income, of $280 thousand, or 10%, due primarily to increases in trust department fees and investment advisory and management fees. Included in an increase in non-interest expenses of $416 thousand, or 5%, was a $239 thousand charge in connection with Quad City Bank & Trust's contribution of two vacant lots to allow a retail development to take place adjacent to its Five Points facility.

"Our first quarter of 2007 was highlighted by the acquisition of a Wisconsin charter for our Milwaukee operation. On February 20, 2007, First Wisconsin Bank & Trust began operating under its own charter. Also during the first quarter, after experiencing both a narrowing of our net interest spread and a decline in our net interest margin for six consecutive quarters, the Company recorded solid improvements in both. Quarter-to-quarter increases in net interest spread and margin were 7 basis points and 9 basis points, respectively," stated Mr. Douglas M. Hultquist, President and CEO. "The Company's first quarter net interest income grew $492 thousand, or 6%, from the previous quarter due to a combination of increased loan/lease volumes and improved yields on earning assets. We were also successful in maintaining our funding costs, as rate and volume changes in our interest-bearing liabilities nearly offset each other. Throughout 2006, the Company's net interest margin reflected the stress created by the combination of an aggressive growth strategy, a flat yield curve and extremely competitive markets. We are quite pleased with the start to 2007."

"As our original and largest bank, Quad City Bank & Trust is depended upon to provide the core earnings necessary for the Company to grow and expand into our other markets. During 2006, these core earnings were weak and contributed significantly to the depressed earnings of the Company," stated Michael A. Bauer, President and Chief Executive Officer at Quad City Bank & Trust. "In 2007, Quad City Bank & Trust's senior management team is focusing on providing the Company with the core earnings necessary for its growth and expansion. The primary strategy for Quad City Bank & Trust during 2007 is one of improved profitability, rather than one of rapid growth as has been our past focus. The first quarter of 2007 reflected strong earnings with an increase in net income from both the previous quarter and the comparable quarter one year ago of $426 thousand and $544 thousand, respectively."

First quarter results of the Company's primary subsidiaries are as follows:

--
Quad City Bank & Trust, the Company's first subsidiary bank, had total consolidated assets of $830.1 million at March 31, 2007, which was an increase of $3.5 million from $826.6 million at December 31, 2006. At March 31, 2007, Quad City Bank & Trust had net loans/leases of $625.5 million and deposits of $540.7 million, which were nearly consistent with December 31, 2006 levels. The bank realized after-tax net income of $2.0 million for the first quarter of 2007, which was an increase of $426 thousand from $1.5 million for the fourth quarter of 2006. At March 31, 2007, year-to-date earnings for the bank improved $544 thousand, or 39%, from one year ago.

--
Cedar Rapids Bank & Trust, which opened in 2001, had total assets of $339.5 million at March 31, 2007, which was a slight decrease of $3.1 million from December 31, 2006. At the end of the first quarter of 2007, Cedar Rapids Bank & Trust had net loans of $251.8 million for an increase of 10% from the end of 2006, while deposits of $242.1 million reflected a decrease of 10% since year-end. After-tax net income for Cedar Rapids Bank & Trust for the first quarter of 2007 was $538 thousand, which was an increase of $71 thousand from $467 thousand for the fourth quarter of 2006. At March 31, 2007, year-to-date earnings for the bank improved $149 thousand, or 38% from one year ago.

--
Rockford Bank & Trust, which opened in 2005, had total assets of $106.4 million at March 31, 2007, which was an increase of $15.8 million, or 18%, in Rockford market assets from December 31, 2006. At the end of the first quarter of 2007, Rockford Bank & Trust had net loans of $83.8 million and deposits of $83.9 million, which were increases in the Rockford market from December 31, 2006 of 23% and 20%, respectively. After-tax net losses for Rockford Bank & Trust for the first quarter of 2007 were $239 thousand, which was an increase of $22 thousand from the Rockford market losses of $217 thousand for the fourth quarter of 2006. At March 31, 2007, year-to-date losses for the Rockford market improved $81 thousand, or 25% from one year ago.

--
First Wisconsin Bank & Trust, whose operations began in 2006 as a branch of Rockford Bank & Trust, had total assets of $24.6 million at March 31, 2007, which was an increase of $7.9 million in Milwaukee market assets from December 31, 2006. At the end of the first quarter of 2007, First Wisconsin Bank & Trust had net loans of $21.4 million or an increase of 33% in the Milwaukee market from the end of 2006 and deposits of $14.3 million or a decrease of 15% in the Milwaukee market since year-end. After-tax net losses for First Wisconsin Bank & Trust for the first quarter of 2007 were $277 thousand, which was an improvement of $840 thousand from Milwaukee market losses of $1.4 million for the fourth quarter of 2006. During the fourth quarter of 2006, the Milwaukee operation recorded a $992 thousand pretax loan charge-off.

--
In August 2005, the Company acquired M2 Lease Funds, LLC, as a subsidiary of Quad City Bank & Trust. At March 31, 2007, M2 Lease Funds had total assets of $61.8 million, which was an increase of $5.5 million, or 10%, from December 31, 2006. Pretax net income for M2 Lease Funds for the first quarter of 2007 was $319 thousand, which was an improvement of $294 thousand from the fourth quarter of 2006.

"Nonperforming assets at March 31, 2007 were $7.5 million, which were essentially flat from December 31, 2006," stated Mr. Bauer. "A single commercial relationship at Quad City Bank & Trust accounts for $4.0 million of our nonperforming assets. Focused efforts to monitor and improve this customer's credit situation are ongoing." Mr. Bauer continued, "During the first quarter of 2007, nonaccrual loans increased $125 thousand to $6.7 million from $6.5 million at December 31, 2006, and accruing loans past due 90 days or more increased $38 thousand from the end of the year. As always, the maintenance of our credit quality remains a strong focus. Management regularly monitors the Company's loan/lease portfolio and the level of allowance for loan/lease losses." Mr. Bauer concluded, "The Company's allowance for loan/lease losses to total loans/leases was 1.12% at March 31, 2007, which was up slightly from 1.10% at the close of 2006."

QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City, Cedar Rapids, Rockford and Milwaukee communities through its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, Rockford Bank and Trust Company, which is based in Rockford, Illinois and commenced operations in 2005, and First Wisconsin Bank & Trust, which began operations in 2007, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois and commercial leasing through its 80% owned subsidiary, M2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of our strategy to establish denovo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

Contact:
Todd A. Gipple
Executive Vice President
Chief Financial Officer
(309) 743-7745

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

		As of
	March 31, 2007	December 31, 2006	March 31, 2006
	(dollars in thousands, except share data)

SELECTED BALANCE SHEET DATA
Total assets	$1,303,823	$1,271,675	$1,066,154
Securities	$180,007	$194,774	$184,241
Total loans/leases	$990,865	$960,747	$785,750
Allowance for estimated loan/lease losses	$11,075	$10,612	$9,362
Total deposits	$877,839	$875,447	$747,788
Total stockholders' equity	$72,367	$70,883	$55,459
Common stockholders' equity	$59,493	$57,998	$55,459
Common shares outstanding	4,565,158	4,560,629	4,537,711
Book value per common share	$13.03	$12.72	12.22
Closing stock price	$15.46	$17.66	$19.22
Market capitalization	$70,577	$80,541	$87,215
Market price/book value	118.63%	138.87%	157.26%
Full time equivalent employees	330	329	315
Tier 1 leverage capital ratio	7.06%	7.21%	6.68%

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	March 31,	December 31,	March 31,
	2007	2006	2006
	(dollars in thousands)

ANALYSIS OF LOAN DATA
Nonaccrual loans/leases	$6,663	$6,538	$2,598
Accruing loans/leases past due 90 days or more	793	755	104
Other real estate owned	80	93	332
Total nonperforming assets	$7,536	$7,386	$3,034

Net charge-offs / (recoveries) (calendar year-to-date)	$(56)	$1,556	$66

Loan/lease mix:
Commercial loans	$769,864	$747,231	$619,477
Direct financing leases	59,231	53,765	37,132
Real estate loans	85,744	81,482	62,810
Installment and other consumer loans	76,026	78,269	66,331
Total loans/leases	$990,865	$960,747	$785,750

ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing	$121,723	$124,184	$110,864
Interest-bearing	756,116	751,263	636,524
Total deposits	$877,839	$875,447	$747,388

Interest-bearing deposit mix:
Nonmaturity deposits	$344,159	$334,009	$290,398
Certificates of deposit	348,329	345,847	304,544
Brokered certificates of deposit	63,628	71,407	41,582
Total interest-bearing deposits	$756,116	$751,263	$636,524

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

For the Quarter Ended
March 31,	December 31,	March 31,
2007	2006	2006
(dollars in thousands, except per share data)

SELECTED INCOME STATEMENT DATA
Interest income	$19,942	$19,339	$14,869
Interest expense	11,608	11,496	7,752
Net interest income	8,334	7,843	7,117
Provision for loan/lease losses	406	1,660	544
Net interest income after provision for loan/lease losses	7,928	6,183	6,573
Non interest income	3,128	2,848	2,796
Non interest expense	9,201	8,786	8,194
Income before taxes	1,855	245	1,175
Minority interest in income of consolidated subsidiary	91	119	53
Income tax expense	501	(120)	289
Net income	$1,263	$246	$833

Preferred stock dividends	268	164	--
Net income available to common stockholders	$995	$82	$833

Earnings per common share (basic)	$0.22	$0.02	$0.18
Earnings per common share (diluted)	$0.22	$0.02	$0.18

Earnings per common share (basic) LTM *	$0.61	$0.57	$0.95

AVERAGE BALANCES
Assets	$1,286,150	$1,254,010	$1,056,610
Deposits	$865,603	$871,735	$738,765
Loans/leases	$975,044	$942,218	$764,038
Total stockholders' equity	$71,734	$63,366	$54,926
Common stockholders' equity	$58,856	$56,921	$54,926

KEY RATIOS
Return on average assets (annualized)	0.39%	0.08%	0.32%
Return on average common equity (annualized)	8.58%	1.73%	6.07%
Price earnings ratio LTM *	25.34	x	30.98	x	20.23	x
Net interest margin (TEY)	2.87%	2.78%	2.98%
Nonperforming assets / total assets	0.58%	0.58%	0.28%
Net charge-offs / average loans/leases	-0.01%	0.16%	0.01%
Allowance / total loans/leases	1.12%	1.10%	1.19%
Efficiency ratio	80.28%	82.18%	82.90%

* LTM: Last twelve months

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
	(dollars in thousands, except share data)

ANALYSIS OF NONINTEREST INCOME
Merchant credit card fees, net of processing costs	$382	$484	$496
Trust department fees	919	739	781
Deposit service fees	579	506	465
Gain on sales of loans, net	275	279	205
Securities gains (losses), net	--	--	(143)
Gains on sale of foreclosed assets	2	14	5
Earnings on cash surrender value of life insurance	204	194	250
Investment advisory and management fees	376	267	301
Other	391	365	436
Total non interest income	$3,128	$2,848	$2,796

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits	$5,555	$5,591	$4,919
Professional and data processing fees	928	753	791
Advertising and marketing	238	351	243
Occupancy and equipment expense	1,219	934	1,250
Stationery and supplies	155	174	169
Postage and telephone	254	246	225
Bank service charges	141	154	136
Insurance	166	164	133
Loss on disposal of fixed assets	239	36	--
Other	306	383	328
Total non interest expenses	$9,201	$8,786	$8,194

WEIGHTED AVERAGE SHARES
Common shares outstanding (a)	4,564,664	4,559,513	4,535,591
Incremental shares from assumed conversion:
Options and Employee Stock Purchase Plan	25,202	41,862	50,280
Adjusted weighted average shares (b)	4,589,866	4,601,375	4,585,871

(a) Denominator for Basic Earnings Per Share
(b) Denominator for Diluted Earnings Per Share

SOURCE QCR Holdings, Inc.
04/19/2007
/CONTACT: Todd A. Gipple, Executive Vice President, Chief Financial
Officer of QCR Holdings, Inc., +1-309-743-7745/
/Web site: http://www.qcbt.com /
(QCRH)